Exhibit 10.40

AMENDMENT
TO
EMPLOYMENT AGREEMENT
BY AND BETWEEN
EMISPHERE TECHNOLOGIES, INC.
AND
MICHAEL M. GOLDBERG, M.D.

                    THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), effective as of December 15, 2004, is entered into by and between Emisphere Technologies, Inc., a Delaware corporation with principal offices at 765 Old Saw Mill River Road, Tarrytown, New York 10591 (the “Employer”), and Michael M. Goldberg, M.D. (the “Executive”).

                    WHEREAS, the Employer and the Executive entered into an Employment Agreement dated as of July 31, 2000 (the “Employment Agreement”);

                    WHEREAS, the Employer and the Executive wish to amend the Employment Agreement, effective as of December 15, 2004, to modify the notice period required in connection with non-renewal of the Employment Agreement;

                    NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                    1.  The second sentence of Section 2, “Term of Employment,” is hereby replaced in its entirety with the following:

The Original Term shall be automatically renewed for successive one-year terms (the “Renewal Terms”) unless at least 90 days prior to the expiration of the Original Term or any Renewal Term, either Party notifies the other Party in writing that he or it is electing to terminate this Agreement at the expiration of the then current Term.

                    2.  As amended herein, the Employment Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

EMISPHERE TECHNOLOGIES, INC.

By:	/s/ ELLIOT MAZA

Title:	Chief Financial Officer
Date:	January 20, 2005

EXECUTIVE

/s/ MICHAEL M. GOLDBERG, M.D.

Michael M. Goldberg, M.D.

Date:	January 20, 2005